UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

AmeriCrew Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174581	33-148545
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

21 Omaha Street, Dumont, NJ 07628

(Address of Principal Executive Office) (Zip Code)

201-387-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained above in Item 3.02 is hereby incorporated by reference into this Item1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 3.02 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

On September 30, 2022, AmeriCrew Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with five investors (the “Purchasers”) whereby the Purchasers lent the Company an aggregate of $245,000 gross proceeds and the Company issued these Purchasers Secured Convertible Promissory Notes (the “Notes”), five-year Class A Common Stock Purchase Warrants (the “Class A Warrants”) and five-year Class B Common Stock Purchase Warrants (the “Class B Warrants”) at an exercise price of $1.9032 per share and $2.50 per share, respectively, pursuant to the terms and conditions of the SPA. The proceeds shall be used for working capital.

The Notes are due September 30, 2024. The Notes bear interest at 8% per annum payable quarterly, subject to an increase in case of an event of default as provided for therein. The Notes are convertible into shares of Common Stock at any time following the date of issuance at each Purchaser’s option at a conversion price of $1.9032 per share, subject to certain adjustments. Furthermore, at any time after the 12 month anniversary of the date of issuance of the Notes, the Company may, after written notice to the Purchaser, prepay all of the then outstanding principal amount of the Notes for cash in an amount equal to the sum of 110% of the then outstanding principal amount of the Note, accrued but unpaid interest and all liquidated damages and other amounts due in respect of the Note (if any).

Pursuant to the SPA, the Company and its wholly-owned subsidiaries, Mikab Corporation, AmeriCrew Holdings, LLC entered into a Guaranty Agreement (the “Guaranty Agreement”) with the Purchasers. Each subsidiary guaranteed to the Purchasers the payment of the Notes.

In addition, pursuant to the SPA, the Company entered into a Registration Rights Agreement with each Purchaser in which the Purchasers are entitled to “piggyback” registration rights, pursuant to which the Company has agreed to include the underlying shares of Common Stock from the conversion of the Notes and exercise of the Class A Warrants and Class B Warrants in a registration statement, if the Company files a registration statement for another purpose, subject to certain terms and conditions.

The Company paid Westpark Capital, Inc. a fee of 9% of the gross proceeds of this offering and issued it Placement Agent Warrants equal to 9% of the total amount of warrants issued to the five investors in connection with the September 30, 2022 closing. The offer and sale of the Notes, Class A Warrants and Class B Warrants pursuant to the SPA and the Placement Agent Warrants was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the SPA, Notes, the Class A Warrants, the Class B Warrants, the Guaranty Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of SPA, the form of Note, the form of Class A Warrants, the form of Class B Warrants, the form of Guaranty Agreement, and the form of Registration Rights Agreement, a copy of which is filed or incorporated by reference as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2022, the Board of Directors of the Company approved changing the Company’s fiscal year end from December 31st to September 30th.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Securities Purchase Agreement*				Filed
10.2	Form of Secured Convertible Promissory Note				Filed
10.3	Form of Class A Warrants				Filed
10.4	Form of Class B Warrants				Filed
10.5	Form of Guaranty Agreement				Filed
10.6	Form of Registration Rights Agreement				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREW INC.

Date: October 6, 2022	By:	/s/ P. Kelley Dunne
Name: P. Kelley Dunne
Title: Chief Executive Officer

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